UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2015

VAPOR CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36469	84-1070932
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3001 Griffin Road, Dania Beach, Florida		33312
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (888) 766-5351

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

VAPOR CORP.

FORM 8-K

CURRENT REPORT

Item 1.02	Termination of a Material Definitive Agreement

On January 24, 2015, Vapor Corp. (the “Registrant”) and Knight Global Services, LLC (“Knight Global”) mutually agreed to terminate that certain consulting agreement entered into between the parties on February 3, 2014. Knight Global is an affiliate of Ryan Kavanaugh, a director of the Registrant.

The Registrant and Knight Global mutually agreed to terminate the Consulting Agreement based on the determination that it was in the best interests of both parties to do so. As a result of such termination, the Registrant will issue 50,000 shares of its common stock to Knight Global pursuant to the early termination provisions of the Consulting Agreement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)

On January 24, 2015, the Registrant received notice from Ryan Kavanaugh, a director of the Registrant, that he has resigned from the Registrant’s board of directors, effective immediately.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAPOR CORP.

Date: January 28, 2015	By:	/s/ Harlan Press
Harlan Press Chief Financial Officer